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                                                                     EXHIBIT 4.4

                                                                       EXHIBIT A

                           [FORM OF PROMISSORY NOTE]

                   12.0% JUNIOR SUBORDINATED PROMISSORY NOTE

$[AMOUNT]                                                     New York, New York
                                                                   April 1, 1999

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS NOTE IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED APRIL 1, 1999.

          THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR THE PURPOSES OF SECTIONS 1271-1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, AMOUNT OF ORIGINAL DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES MAY BE OBTAINED BY CONTACTING THE COMPANY'S CHIEF FINANCIAL OFFICER, TELEPHONE NO. (714) 433-6000.

          FOR VALUE RECEIVED, the undersigned, RC TRANSACTION CORP., a Delaware corporation (the "Company"), promises to pay to [NAME] (the "Investor") in
                  -------                                    --------
lawful money of the United States and in immediately available funds, the principal amount of $[AMOUNT] together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

          This Note was issued pursuant to the Investment Agreement, dated as of April 1, 1999 (the "Investment Agreement"), among Evercore Capital Partners
                    --------------------
L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners L.P., Evercore Co-Investment Partnership L.P. and each of the investors named on the signature pages thereto. Unless the context otherwise requires, as used herein, "Note" means any of the Junior Subordinated Promissory Notes issued
         ----
pursuant to the Investment Agreement and any other similar Junior Subordinated Promissory Notes issued by the Company and "Notes" means all such Notes in the
                                            -----
aggregate.

      1.  Accrual of Interest.  Except as otherwise expressly provided in
          -------------------
Section 3 hereof, interest shall accrue at the rate of twelve percent (12.0%) per annum (based on a year of 360 days) on the unpaid principal amount of this Note outstanding from time to time. Any accrued interest which for any reason has not theretofore been paid when due shall be added

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automatically to the then outstanding principal amount hereof and shall be paid in full in cash on the date on which the final principal payment on this Note is paid. Interest shall accrue on any principal payment due under this Note until such time as payment therefor in cash is actually received by the holder of this Note.

          2.  Payment of Principal and Interest on Note.
              -----------------------------------------

          (a) Scheduled Payment of Principal.  The Company shall pay the
              ------------------------------
principal amount of $[AMOUNT] (or such greater or lesser principal amount then outstanding), together with all accrued and unpaid interest thereon, in cash to the holder of this Note on April 15, 2004.

          (b) Payment of Interest.  Subject to Section 2(c) and Section 8 below,
              -------------------
the Company shall pay interest on this Note quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a business day, on the next succeeding business day (each an "Interest Payment
                                                            ----------------
Date").  Any interest payable on any Interest Payment Date may, at the option of
----
the Company, be paid by adding an amount equal to the interest payable on such Interest Payment Date to the unpaid principal amount of this Note; provided that the Company may (i) after the payment in full in cash of the Senior Indebtedness (as defined below) under the Credit Agreement (as defined below) and so long as the Credit Agreement is no longer "in effect" (as defined below) or (ii) to the extent expressly permitted by the Credit Agreement, elect to pay all or a portion of the interest on this Note in cash and under such circumstances, the unpaid portion of the interest payable will be added to the unpaid principal amount of this Note as described above.

          (c) Prepayments.  Notwithstanding any other provision hereof, for so
              -----------
long as any principal, accrued interest, accrued fees or other amounts remains outstanding or unpaid, or any lending commitment or letter of credit or letter of credit guarantee remains outstanding ("in effect"), under the Credit Agreement, the Company shall not prepay, redeem, defease or acquire any of the principal amount hereof or interest hereon; provided that, notwithstanding the foregoing, the Company shall pay the principal amount outstanding under the Notes and all accrued and unpaid interest thereon (to the extent expressly permitted by the Credit Agreement) in cash concurrently with the consummation of a Strategic Transaction (as defined in that certain Stockholders Agreement, dated as of April 1, 1999, as amended from time to time (the "Stockholders
                                                              ------------
Agreement"), among the Company and the stockholders listed on schedules I, II
---------
and III thereto) or a Qualified Public Offering (as defined in the Stockholders Agreement).

          (d) Pro Rate Payment.  The Company agrees that any payments to the
              ----------------
holders of the Notes (including, without limitation, upon acceleration pursuant to Section 3) (whether for principal, interest or otherwise) shall be made pro rata among all such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on such Note in excess of such holder's pro rata share of payments obtained by all holders of the Notes, such holder shall purchase from the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this Section.

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          3.  Events of Default.
              -----------------

          (a) Definition.  For purposes of this Note, an Event of Default shall
              ----------
be deemed to have occurred if:

              i. the Company fails to pay when due the full amount of interest then accrued hereon or the full amount of any principal payment hereon;

              ii. (A) the Company makes an assignment for the benefit of creditors, (B) an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent, (C) any order for relief with respect to the Company is entered under the Bankruptcy Reform Act, Title 11 of the United States Code, (D) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (E) any such petition or application is filed, or any such proceeding is commenced, against the Company and either (1) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not dismissed within 60 days;

              iii. a judgment in excess of $500,000 is rendered against the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged or paid;

              iv. the Company defaults in the performance of any indebtedness if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity; or

              v. for any reason the indebtedness under the Credit Agreement shall have become due prior to its stated maturity.

Notwithstanding the foregoing, no Event of Default under clauses (i), (iii),
(iv) or (v) above shall occur or shall be deemed to have occurred (unless the indebtedness under the Credit Agreement shall have become due prior to its stated maturity and such acceleration shall not have been rescinded or annulled within 30 days thereafter) so long as any Senior Indebtedness remains outstanding or the Credit Agreement is otherwise "in effect." Nothing in this
Section 3 shall prevent a holder of Senior Indebtedness from exercising its right to enforce the applicable provisions of this Note against the holder of this Note in any proceeding of a type described in Section 3(a)(ii) above or any similar proceeding.

          (b) Consequences of Events of Default.
              ---------------------------------

              i. If an Event of Default of the type described in subsection 3(a)(i) has occurred and continued for 15 days or any other Event of Default has occurred, the holder or holders of the Notes representing a majority of the aggregate principal amount then outstanding

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of the Notes may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes owned by such holder or holders, provided that in an Event of Default specified in subsection 3(a)(ii),
         --------
all of the outstanding principal amount of the Notes shall immediately become due and payable. The Company shall give prompt written notice of any such demand to the other holders, if any, of any portion of the Notes, each of which may demand immediate payment of all or any portion of such holder's portion of the Notes. If any holder or holders of the Notes demand immediate payment of all or any portion of such holder's portion of the Notes, the Company shall, subject to the other provisions of this Note (including Section 8), immediately pay in cash to such holder or holders the principal amount of the Notes requested to be paid plus accrued interest thereon.

              ii.  Subject to the other provisions of this Note (including
Section 8), each holder of any portion of this Note shall also have, upon the occurrence and continuance of an Event of Default, any other rights which such holder may have pursuant to applicable law.

     4.  Amendment and Waiver.  Except as otherwise expressly provided herein,
         --------------------
the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the aggregate principal amount then outstanding of the Notes and, for so long as any Senior Indebtedness remains outstanding or the Credit Agreement is "in effect," the consent of the holders of at least a majority of the aggregate principal amount then outstanding under the Credit Agreement (if the Credit Agreement is "in effect") or their agent or representative; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or is payable or the times at which such interest becomes payable, or (ii) any provision relating to the scheduled payment of principal on the Notes without the consent of the applicable holder if such change is adverse to such holder.

     5.  Place of Payment.  Payments of principal and interest and all notices
         ----------------
and other communications to the Investor hereunder or with respect hereto are to be delivered to the Investor at the following address:

                    _____________________

                    _____________________

                    Attn:________________

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

     6.  Costs of Collection.  In the event that the Company fails to pay when
         -------------------
due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, the Company shall indemnify and hold harmless the holder of any portion of this Note from and against all reasonable costs and expenses incurred

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in connection with the enforcement or collection of such principal and interest, including, without limitation, reasonable attorneys' fees and expenses.

     7.  Waivers.  The Company hereby waives presentment, demand, notice,
         -------
protest and all other demand and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     8.  Subordination.  The Company agrees, and by the acceptance hereof each
         -------------
holder agrees, as follows:

         (a)  Subordination of Liabilities.  The Company, for itself, its
              ----------------------------
successors and assigns, covenants and agrees, and each holder of this Note (together with its successors and assigns, the "holder of this Note") by its acceptance hereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the
      -------------------------
extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this Section 8, and the provisions of Sections 2 and 3 of this Note, each shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such and they and/or each of them may proceed to enforce such provisions.

         (b)  Company Not to Make Payments with Respect to Subordinated
              ---------------------------------------------------------
Indebtedness in Certain Circumstances.  (i)  Upon the maturity of any Senior
-------------------------------------
Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 8(g)) owing in respect thereof shall first be paid in full in cash, before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

              (ii) The Company may not, directly or indirectly, make any payment of any kind or character of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if such payment is prohibited by the terms of any Senior Indebtedness or if any default or event of default under any Senior Indebtedness is then in existence or would result therefrom.

              (iii) In the event that, notwithstanding the other provisions of this Section 8(b), the Company shall make (or any other person or entity on behalf of the Company shall make) any payment on account of the Subordinated Indebtedness or shall acquire any Subordinated Indebtedness for cash or property at a time when payment is not permitted by such provisions, such payment shall be held by the holder of this Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative, agent or trustee under the loan agreement, indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior

                                      -5-
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Indebtedness remaining unpaid to the extent necessary to pay all Senior
Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Section 8 or affecting the subordination effected hereby, if notice has not been previously given, the Company shall give the holder of this Note prompt written notice of any event which would prevent payments under this
Section 8(b).

         (c)  Subordination to Prior Payment of All Senior Indebtedness on
              ------------------------------------------------------------
Dissolution, Liquidation or Reorganization of the Company.  Upon any payment or
---------------------------------------------------------
distribution of assets of the Company of any kind or character (whether in cash, properties or securities) upon any total or partial dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings or upon an assignment for the benefit of creditors, marshaling of assets of the Company or otherwise):

              (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of this Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

              (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 8, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

              (iii) in the event that, notwithstanding the foregoing provisions of this Section 8(c), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of this Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared

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to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred. If the holder of this Note does not file a proper claim or proof of debt in the form required in any bankruptcy, insolvency, receivership, reorganization or similar proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative, agent or trustee is hereby authorized to file an appropriate claim for and on behalf of the holder of this Note.

              (d) Subrogation.  Subject to the prior payment in full in cash
                  -----------
of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of this Note by virtue of this Section 8 which otherwise would have been made to the holder of this Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

              (e) Obligation of the Company Unconditional.  Nothing contained in
                  ---------------------------------------
this Section 8 or in this Note is intended to or shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon an event of default under this Note, subject to the provisions of this Section 8 and Section 3 of this Note, including the rights of the holders of Senior Indebtedness in respect of assets of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 8, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of this Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

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              (f)  Subordination Rights Not Impaired by Acts or Omissions of
                   ---------------------------------------------------------
Company or Holders of Senior Indebtedness.  No right of any present or future
-----------------------------------------
holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of this Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, alter or increase, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release or impairment of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

              (g)  Senior Indebtedness.  The term "Senior Indebtedness" shall
                   -------------------             -------------------
mean all Obligations (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of
                                             ----------------
April 1, 1999, among the Company, RCLLC Acquisition Corp., Re:sources Connection LLC, the lenders from time to time party thereto, BankBoston, N.A., as Syndication Agent, U.S. Bank National Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding of any thereof, (ii) of the Company under, or in respect of, any Interest Rate Protection Agreements (as defined in the Credit Agreement) or Other Hedging Agreements (as defined in the Credit Agreement) entered into at a time when the Credit Agreement is in "effect" and (iii) of the Company under, or in respect of, any other indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, unless, in the case of any indebtedness to any Lender (as defined in the Credit Agreement) or any of its affiliates under this clause (iii), such indebtedness expressly provides that it shall not be "Senior Indebtedness" for purposes of this Note and, in the case of any other indebtedness referred to in this clause (iii), which the Company specifically designates in writing as "Senior Indebtedness" for purposes of this Note; provided, however, that no such other Senior Indebtedness described in this clause (iii) shall by its terms prohibit the repayment of the principal amount outstanding under this Note and accrued interest thereon at maturity unless an event of default has occurred and is continuing thereunder. As used herein, the term "Obligation" shall mean any principal, interest,
                          ----------
premium, penalties, fees, expenses, indemnities, reimbursements and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective issue of Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any such proceeding).

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              (h) Amendments.  As long as any Senior Indebtedness is
                  ----------
outstanding or any amounts are owing in respect thereof, the provisions of this
Section 8 shall not be amended or modified without the written consent of the holders of such Senior Indebtedness.

     9.  Governing Law.  This Note shall be governed by the laws of the State
         -------------
of New York.

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          IN WITNESS WHEREOF, the Company has executed and delivered this Note on __________________ ___, 1999.

                              RC TRANSACTION CORP

                              By:_______________________________
                                 Name:
                                 Title:

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